Exhibit 10.15

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT, dated as of September 2, 2022 (this “Amendment”), is entered into among the undersigned with respect to that certain 8% Secured Promissory Note, dated October 1, 2021 (as amended from time to time, the “Secured Note”), made by Next Bridge Hydrocarbons, Inc. (f/k/a Oilco Holdings, Inc.), a Nevada corporation (the “Borrower”), in favor of Meta Materials, Inc., a Nevada corporation (the “Holder”). As used in this Amendment, capitalized terms which are not defined herein shall have the meaning ascribed to such terms in the Secured Note.

W I T N E S S E T H

WHEREAS, the obligations of the Borrower under the Secured Note are secured by (a) the Stock Pledge Agreement dated as of September 30, 2021 (as amended from time to time, the “Pledge Agreement”), made by Gregory McCabe (the “Pledgor”) in favor of the Holder, and (b) the Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of September 30, 2021 (as amended from time to time, the “Security Agreement”, and together with the Secured Note and the Pledge Agreement, the “Secured Note Documents”), made by Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone” and, together with the Pledgor, the “Grantors”; the Grantors together with the Company, the “Obligors”), to Travis Vargo, as trustee, for the benefit of the Holder.

WHEREAS, the parties hereto desire to amend the Secured Note as set forth herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

(a) The first sentence of Section 3 of the Secured Note is hereby deleted in its entirety and replaced with the following:

“The principal balance of the Drawdowns outstanding hereunder and all accrued and unpaid interest thereon and all other amounts accrued under this Note shall be due and payable in full, in United States Dollars, on the Maturity Date (hereinafter, as defined below). If a Qualified Financing (hereinafter, as defined below) is consummated before March 31, 2023, then the Company shall repay to the Holder the aggregate outstanding principal amount of this Note in equal monthly installments, one such installment due and payable on each of April 30, 2023, May 31, 2023, June 30, 2023, July 31, 2023, August 31, 2023 and the Maturity Date; provided, that the final principal repayment installment of this Note shall be repaid on the Maturity Date and in any event shall be in an amount equal to the total principal amount of this Note outstanding on such date. The “Maturity Date” means March 31, 2023; provided, if the Company or any of its subsidiaries consummates a Qualified Financing before March 31, 2023 and if no Event of Default exists, then the Maturity Date shall be September 30, 2023. “Qualified Financing” means a transaction or series of transactions pursuant to which the Company and/or any of its subsidiaries issues and sells its equity interests (excluding, for avoidance of doubt, the Spin Out defined below), and/or incurs indebtedness (other than indebtedness owing to the Holder), for aggregate gross proceeds of at least $30,000,000 (excluding all proceeds from the incurrence of any Indebtedness that is converted into such equity interests, or otherwise cancelled in consideration for the issuance of such equity interests) with the principal purpose of raising capital. “Spin Out” means the transaction (or series of transactions) whereby the Holder distributes all of the shares of common stock of the Company to the holders the Series A Special Non-Voting Preferred Stock of the Holder, immediately after which all shares of the Series A Non-Voting Preferred Stock of the Holder are cancelled.”

Section 2. Representations and Warranties. In order to induce the Holder to enter into this Amendment, each Grantor hereby represents and warrants to the Holder that this Amendment has been duly executed and delivered by each Grantor and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3. Conditions Precedent to Effectiveness. The amendments to the Secured Note as set forth in Section 1 hereto shall be effective upon the Holder’s receipt of the Amendment, properly executed by each of the parties hereto.

Section 4. Miscellaneous.

(a) Effect of Amendments. As of the date hereof, the Secured Note and each other Secured Note Document shall be construed as giving effect to the amendments set forth in Section 1 hereto and all references to the Secured Note in the Secured Note Documents shall be deemed to refer to the Secured Note as expressly amended and modified by this Amendment.

(b) No Other Modification. Except as expressly modified by this Amendment, each Secured Note Document is and shall remain unchanged and in full force and effect, and nothing contained in this Amendment shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Holder or any of the other parties hereto, or shall alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreement contained in the Secured Note Documents which are not by the terms of this Amendment being amended, or alter, modify or amend or in any way affect any of the other Secured Note Documents.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEVADA.

(d) Incorporation by Reference. Sections 11 through 20, inclusive, of the Secured Note are hereby incorporated by reference herein, mutatis mutandis.

(e) Secured Note Documents. This Amendment shall be deemed to be a Secured Note Document.

(f) Release. Each Obligor, by signing below, hereby waives and releases the Holder and the Holder’s directors, officers, employees, attorneys and affiliates (other than the Company) from any and all claims, offsets, defenses and counterclaims arising out of the Secured Note Documents which such Obligor has or may have arising prior to the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

(g) Ratification and Reaffirmation. Each Obligor acknowledges and agrees that each Secured Note Document to which it is a party remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Without limiting the foregoing, each Obligor hereby (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such party arising under or pursuant to any Secured Note Document to which it is a party as of the date of this Amendment and (ii) reaffirms all Liens on the collateral which have been granted by such Obligor in favor of the Holder pursuant to any of the applicable Secured Note Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Ken Rice
Name: Ken Rice
Title: Chief Financial Officer

[Signature Page to First Amendment Agreement]

GRANTORS:

/s/ Gregory McCabe
Name: Gregory McCabe

WOLFBONE INVESTMENTS, LLC,
A Texas limited liability company

By:	/s/ Gregory McCabe
Name: Greg McCabe
Title: Manager

[Signature Page to First Amendment Agreement]

HOLDER:

META MATERIALS, INC.,
A Nevada corporation

By:	/s/ George Palikaras
Name: George Palikaras
Title: President